Exhibit (10.42)

MIDWEST EXPRESS HOLDINGS, INC.
2003 ALL EMPLOYEE STOCK OPTION PLAN

        1.     PURPOSE

        This 2003 All Employee Stock Option Plan (the “Plan”) of Midwest Express Holdings, Inc. (the “Corporation”) is intended to provide certain employees with an opportunity to become owners of the Corporation in recognition of their efforts, results and contributions to the survival and success of the Corporation or of an Affiliate and, through that ownership interest in the Corporation, to increase their motivation for and interest in the Corporation’s or Affiliate’s long-term success.

        2.     EFFECTIVE DATE

        The Plan was adopted by the Board on August 20, 2003, subject to approval by the shareholders of the Corporation at a Special Meeting of the Corporation’s shareholders to be held in late 2003. The Plan will only be effective if approved by the shareholders and will be effective as of the date of shareholder approval.

        3.     CERTAIN DEFINITIONS

        “Affiliate” means any company in which the Corporation owns directly or indirectly 20% or more of the equity interest (collectively, the “Affiliates”).

        “Board” means the Board of Directors of the Corporation.

        A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

        (a)     any “Person” (as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof), other than (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation (“Excluded Persons”), is or becomes the “Beneficial Owner” (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates after July 16, 2003 pursuant to express authorization by the Board that refers to this exception) representing 25% or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation’s then outstanding voting securities; or

        (b)     the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on July 16, 2003, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on July 16, 2003 or whose appointment, election or nomination for election was previously so approved; or

        (c)     the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or approve the issuance of voting securities of the Corporation in connection with a merger or consolidation of the Corporation (or any direct or indirect subsidiary of the Corporation) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates after July 16, 2003 pursuant to express authorization by the Board that refers to this exception) representing 25% or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation’s then outstanding voting securities; or

        (d)     the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

        Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

        With respect to Union Participants, if the applicable collective bargaining agreement covering such Participants contains a different definition of a Change in Control (or term having a similar effect) at the relevant time, then the Committee may determine that such definition should apply in lieu of or in addition to the definition used herein with respect to the Options granted to such Union Participants.

        “Code” means the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended from time to time. Any reference to a specific provision of the Code includes any successor provision thereto.

        “Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan. With respect to grants made to Participants who are subject to Section 16(b) of the Exchange Act, the Committee must be a committee composed solely of two or more non-employee directors as so defined for purposes of Rule 16b-3 under the Exchange Act.

        “Common Stock” means the common stock, par value $0.01 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Common Stock.

        “Convertible Securities” means evidences of indebtedness, Shares or other securities that are convertible into or exchangeable or exercisable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event (excluding the Corporation’s preferred stock purchase rights issued pursuant to that certain Rights Agreement, dated February 14, 1996, as amended, between the Corporation and American Stock Transfer & Trust Company and any similar stock purchase rights that the Corporation might authorize and issue in the future).

        “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time. Any reference to a specific provision of the Exchange Act shall include any successor provision thereto.

        “Financial Closing” means that the funds committed pursuant to the New Financing have been received by the Corporation or its subsidiaries or are available for drawdown and all conditions precedent to drawdown (other than no default occurring after the closing of the New Financing) shall have been satisfied or waived.

        “Insider” means a Participant who is required to report to the Securities and Exchange Commission under Section 16(a) of the Exchange Act.

        “Market Price” means (a) the closing price of the Common Stock as of the date in question, or, if no closing price is available on that date, then the closing price on the immediately preceding business day on which there is a closing price, if such security is listed or admitted for trading on any domestic national securities exchange, as officially reported on the principal securities exchange on which the Common Stock is listed; (b) if not reported as described in clause (a), the closing sale price of the Common Stock as of the date in question, or, if no closing sale price is available on that date, then the closing sale price on the immediately preceding business day on which there is a closing sale price, as reported by The Nasdaq Stock Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted; or (c) if not reported as described in clause (a) or quoted as described in clause (b), then the Board shall determine in good faith and on a reasonable basis the applicable Market Price, which determination shall be conclusive.

        “New Financing” means any financing arrangement (including credit facilities, subordinated credit facilities, any indebtedness evidenced by bonds, debentures, notes, convertible notes, or similar instruments, and investments of equity capital other than resulting from the conversion of convertible debt securities (unless and to the extent that such conversion results in the Corporation or its subsidiaries receiving additional equity consideration)) entered into by the Corporation or its subsidiaries following the date hereof, but specifically excluding (a) any extensions of three hundred sixty-three (363) days or less of existing financing arrangements, (b) any refinancings by the existing creditors under that certain Senior Secured Revolving Credit Agreement, dated August 31, 2001, as amended (the “U.S. Bank Credit Agreement”), among the Corporation, as borrower, the several lenders identified on the signature pages to the U.S. Bank Credit Agreement and such other lenders as may from time to time become a party thereto (the “Lenders”) and U.S. Bank National Association, as agent for the Lenders, except to the extent that any such refinancing results in an increase of credit available to the Corporation or its subsidiaries, and then only to the extent of such increase, or that provides for availability of credit that extends beyond three hundred sixty-three (363) days from the presently scheduled maturity of the U.S. Bank Credit Agreement, (c) any increased credit availability that results from Milwaukee County, Wisconsin providing any credit support for the industrial revenue bonds issued for the benefit of the Corporation or its subsidiaries, (d) any indebtedness to any aircraft or equipment vendors for the purchase of goods or services, including any third-party financing of such amounts, (e) any indebtedness to other trade creditors incurred in the ordinary course of business, (f) any financing (including any sale-leaseback arrangement) related to the Corporation’s corporate headquarters, or any extension or replacement thereof, or (g) any obligations associated with programs of the Corporation or its subsidiaries for the pre-purchase of tickets or similar prepayment programs.

        “Option” means a right to purchase a specified number of shares of Common Stock at a fixed option price. None of the Options issued under this Plan are intended to qualify under Code Section 422 or 423.

        “Option Agreement” means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions applicable to the Option granted to the Participant.

        “Option Shares” means the aggregate number of shares of Common Stock issuable from time to time upon exercise of an Option, as such number may be increased or decreased pursuant to Section 7, and shall also mean any other Shares, other securities and/or other assets otherwise deliverable upon exercise of such Option.

        “Participant” means each employee of the Corporation or its Affiliates on July 15, 2003 (collectively, the “Participants”). Participants shall include both Participants whose terms and conditions of employment are subject to a collective bargaining agreement between the Corporation and a Union (collectively, the “Union Participants”) and Participants whose terms and conditions are not so subject (collectively, “Non-Union Participants”).

        “Person” means an individual, a corporation, an association, a joint-stock company, a business trust or other similar organization, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

        “Retirement” and “Retire” means the termination of employment from the Corporation and its Affiliates on or after the date the Participant (i) is entitled to receive retiree medical coverage under a retiree medical plan of the Corporation or an Affiliate or (ii) has attained age 55 (or such lower age, if any, at which the Participant may retire under a qualified benefit plan covering the Participant) and has been credited with ten vested years of service under the Midwest Airlines Savings and Investment Plan (or any successor plan thereto) as of the date of such termination of employment.

        “Shares” of any Person shall include any and all shares of capital stock, partnership interests, membership interests, or other shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person.

        “Stock Purchase Rights” means any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities (excluding the Corporation’s preferred stock purchase rights issued pursuant to that certain Rights Agreement, dated February 14, 1996, as amended, between the Corporation and American Stock Transfer & Trust Company and any similar stock purchase rights that the Corporation might authorize and issue in the future), either immediately or upon the arrival of a specified date or the happening of a specified event.

        “Total and Permanent Disability” has the same meaning ascribed in the Midwest Express Airlines, Inc. Employees Long-Term Disability Plan (or any successor plan thereto), provided the Committee shall make a determination of Total and Permanent Disability for any Participant hereunder.

        “Union” means each of the Midwest Air Line Pilots Association, the Skyway Air Line Pilots Association, and the Midwest Association of Flight Attendants, or any successor thereto.

        4.     ADMINISTRATION

        Except as provided herein, the Plan and all Options shall be administered by the Committee. The Committee shall have the power to interpret and construe the Plan and any Option Agreements. The Committee also shall have the power to promulgate rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and Option Agreements.

        To the extent permitted by applicable law, the Committee may, in its discretion, delegate to an officer of the Corporation or another committee any or all of the authority and responsibility of the Committee with respect to the Plan or Options, other than Participants who are subject to the provisions of Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. To the extent that the Committee has delegated such authority and responsibility, all references to the Committee herein shall include such officer or other committee.

        Within 60 days following the close of each calendar year that the Plan is in operation, the Committee shall make a report to the Board specifying the employees who received Options during the prior year, the number of Options granted to the individual employees, and the status of prior Options.

        5.     SHARES SUBJECT TO THE PLAN

        Subject to adjustment as provided in Section 7, the number of shares of Common Stock available for issuance under this Plan shall be 1,551,741. The shares of Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board or Committee may determine. Subject to the provisions of Subsection 6(c), shares subject to Options which become ineligible for purchase will be available for new grants under the Plan to the extent permitted by Section 16 of the Exchange Act.

        6.     GRANTS OF OPTIONS

        (a)    Selection of Participants. The Committee shall determine and designate from time to time those Non-Union Participants to whom Options are to be granted, and each Union shall determine and designate from time to time those Union Participants who are represented by such Union to whom Options are to be granted.

        (b)    Grant of Options. Subject to the terms of the Plan (including the adjustment provisions of Section 7), the Committee or Union, as applicable, shall determine the number of shares of Common Stock to be optioned to each Participant and the dates of grant subject to the following (provided that only the Committee, in its sole discretion, may increase the number of shares reserved for grants to Union Participants):

                (i)     791,853 shares of Common Stock (or such higher number as determined by the Committee) are reserved for grants of Options by the Midwest Air Line Pilots Association to Participants who are represented by such Union;

                (ii)     22,191 shares of Common Stock (or such higher number as determined by the Committee) are reserved for grants of Options by the Skyway Air Line Pilots Association to Participants who are represented by such Union;

                (iii)     117,001 shares of Common Stock (or such higher number as determined by the Committee) are reserved for grants of Options by the Midwest Association of Flight Attendants to Participants who are represented by such Union; and

                (iv)     the remaining shares of Common Stock reserved pursuant to Section 5 may be granted by the Committee to any Participant.

        (c)    Re-Grant of Options. Subject to the terms of the Plan, and any applicable collective bargaining agreement terms, on each anniversary of the Plan’s effective date, immediately prior to a Change in Control or on such other interim date(s) as the Committee determines, the Committee shall determine the number of Options that were forfeited pursuant to Subsections 6(d) and (f) without being exercised during the prior year (or such other relevant period) by Participants who are represented by each Union. Each Union may then re-grant such Options to such Participants represented by the Union, and in such number, as the Union determines. All such re-granted Options will be subject to the same terms and conditions as the original Option grant.

        (d)    Period of Option. Each Option shall expire on the earliest to occur of the following (except as set forth in any applicable collective bargaining agreement):

                (i)     August 21, 2013;

                (ii)     Unless otherwise determined by the Committee, the third anniversary of the date on which the Participant terminates employment with the Corporation and its Affiliates as a result of death or Total and Permanent Disability; or

                (iii)     90 days from the date of the Participant’s termination of employment from the Corporation and its Affiliates for any reason other than death, Total and Permanent Disability or Retirement.

If a Participant terminates employment from the Company and its Affiliates as a result of Retirement, the Participant shall be entitled to retain his or her Options for the full term described in clause (i).

        (e)     Option Price. Subject to adjustment as provided in Section 7, the option price shall be $2.89 per share of Common Stock (the “Option Price”).

        (f)     Exercisability. The Committee or applicable Union shall determine when each Option becomes vested and exercisable, provided that Options shall become vested and exercisable only as follows: up to one-third of the Options described in each clause of Subsection 6(b) may be exercisable prior to August 21, 2004; up to an additional one-third of the Options described in each clause of Subsection 6(b) may be exercisable prior to August 21, 2005; and the remaining Options described in each clause of Subsection 6(b) may only be exercisable on and after August 21, 2005. Unless otherwise determined by the Committee, if the Participant’s employment with the Corporation or an Affiliate is terminated as a result of death, Retirement, or Total and Permanent Disability prior to the date the Option is fully vested, the Option shall become fully and immediately vested and exercisable as of the date of such termination of employment. If the Participant’s employment with the Corporation or an Affiliate is terminated for any reason other than death, Retirement, or Total and Permanent Disability, the Option shall be exercisable only for those shares for which the right to purchase has vested as of the date of such termination.

        (g)     Exercise after Death or Total and Permanent Disability. Upon a Participant’s death, the Option may be exercised by the person or persons to whom such Participant’s rights under the Option shall pass by will or by applicable law or, if no such person has such rights, by his executor or administrator, and all references herein or in the Option Agreement to the Participant shall mean such person. Upon a Participant’s Total and Permanent Disability, the Option may be exercised by the personal representative of the Participant who has appropriate authority to handle the Participant’s affairs.

        (h)     Option Agreement. The Committee shall cause to be delivered to each Participant who receives an Option an Option Agreement evidencing the granting of the Option. Subject to the provisions of the Plan, the Option Agreement shall be in such form and shall contain such terms and conditions as the Committee shall from time to time approve.

        (i)     Termination of Employment. A termination of employment with the Corporation or an Affiliate to accept immediate re-employment with the Corporation or an Affiliate, or being placed on furlough shall not be deemed to be a termination of employment for purposes of the Plan. If a Participant is employed by an Affiliate and such entity ceases to be an Affiliate, the Participant will be deemed to have terminated employment from the Corporation and its Affiliates as of the date the entity ceases to be an Affiliate.

        (j)     Change in Control. Except as the Committee may otherwise provide prior to a Change in Control, and subject to Section 7, in the event of a Change in Control, each holder of an Option who is employed by the Corporation or an Affiliate at such time shall have the right at any time thereafter to exercise the remaining portion of such Option, without regard to the limitations in Subsection 6(f), at any time during the remaining period of the Option.

        (k)     Non-transferability. During the Participant’s lifetime, Options shall be exercisable only by such Participant except as provided in Subsection 6(g). Options shall not be transferable other than upon the Participant’s death by will or the laws of descent and distribution.

        (l)     Exercise; Notice Thereof. A Participant may exercise his or her Option to the extend vested in the manner specified by the Committee. A Participant’s exercise shall be effective only upon receipt by the Corporation (or its designated agent) of a properly completed and timely filed notice of exercise, accompanied by payment in full of the Option Price of the shares being acquired and any applicable taxes due as a result of such exercise. Payment of the Option Price may be made (i) in cash, (ii) by a check payable to the Corporation, (iii) at the sole discretion of the Committee, by tender of shares of Common Stock that have been held by the Participant for at least six months or acquired in the open market to the Corporation and having a Market Price on the transfer date equal to the amount payable to the Corporation, (iv) , at the sole discretion of the Committee, through any combination of the foregoing, or (v) at the sole discretion of the Committee, by any other method or means as the Committee may prescribe. Payment of any taxes due shall be made as provided in Section 10. The date of exercise shall be deemed to be the date the Corporation receives the written notice and payment for the shares being purchased and applicable taxes due thereon. A Participant shall have none of the rights of a shareholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares. Notwithstanding the foregoing, the Corporation may cancel or delay the exercise of any Options if such exercise would result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code.

        (m)     Registration. It is contemplated that the Corporation will register shares sold to Participants pursuant to the Plan under the Securities Act of 1933, as amended (the “Securities Act”), and the Corporation may delay any Option exercise until such effective registration is in place.

        (n)     Options for Nonresident Aliens. In the case of any Option awarded to a Participant who is not a resident of the United States or who is employed by an Affiliate other than an Affiliate that is incorporated, or whose place of business is, in a State of the United States, the Committee may (i) waive or alter the conditions set forth in Subsections 6(a) through 6(l) to the extent that such action is necessary to conform such Option to applicable foreign law, or (ii) take any action, either before or after the award of such Option, which it deems advisable to obtain approval of such Option by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (A) increase any benefits accruing to any Participants under the Plan, (B) increase the number of securities which may be issued under the Plan, (C) modify the requirements for eligibility to participate in the Plan, or (D) result in a failure to comply with applicable provisions of the Securities Act, the Exchange Act or the Code.

        (o)     Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 7, the Committee may not decrease the Option Price for any outstanding Option after the date of grant nor allow a Participant to surrender an outstanding Option to the Corporation as consideration for the grant of a new Option with a lower option price.

        7.     ANTI-DILUTION ADJUSTMENTS

        (a)     Adjustments in Case of Subsequent Issuances.

                (i)     Upon any adjustment of the Option Price of an Option as provided in this Subsection 7(a), the number of shares subject to a Participant’s Option shall thereafter be adjusted to that number (calculated to the nearest 1/100th of a share) obtained by multiplying the Option Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable under the Option in question immediately prior to such adjustment and dividing the product thereof by the Option Price resulting from such adjustment. Until the later of August 19, 2005 or the date the Corporation has achieved Financial Closing with respect to New Financing in the amount of at least $30 million, if and whenever the Corporation subsequent to August 19, 2003 shall issue or sell any of the following (“Additional Securities”): (A) any Common Stock (other than Common Stock issued pursuant to Convertible Securities or Stock Purchase Rights in respect of which an adjustment was previously made under this Subsection 7(a)) at a price per share less than the then applicable Option Price or (B) Convertible Securities or Stock Purchase Rights (other than in the cases referred to in Subsection 7(b)) entitling any Person to acquire shares of Common Stock at a price per share less than the then applicable Option Price, then the Option Price shall be adjusted to that price determined by multiplying the then applicable Option Price by a fraction, the numerator of which shall be the number of shares of Common Stock actually outstanding immediately prior to the issuance of such Additional Securities plus the number of shares of Common Stock that the offering price for such Additional Securities would purchase at the then applicable Option Price, and the denominator of which shall be the sum of the number of shares of Common Stock actually outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable. For purposes of calculating such fraction, all shares of Common Stock that are issuable upon conversion, exercise or exchange of those Additional Securities that are Convertible Securities or Stock Purchase Rights shall be deemed actually outstanding immediately after the issuance of such Convertible Securities or Stock Purchase Rights. Subject to Subsection 7(a)(ii), such adjustment shall be made whenever such shares of Convertible Securities or Stock Purchase Rights are issued. However, if any Convertible Securities or Stock Purchase Rights the issuance of which resulted in an adjustment in the Option Price pursuant to clause (B) of this Subsection 7(a)(i) shall expire and shall not have been exercised in full, then, subject to Subsection 7(a)(ii), the Option Price shall immediately upon such expiration be recomputed and be increased to the price that it would have been (but reflecting any other adjustments in the Option Price made pursuant to the provisions of this Subsection 7(a) after the issuance of such Convertible Securities or Stock Purchase Rights) had the adjustment of the Option Price made upon the issuance of such Convertible Securities or Stock Purchase Rights been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such Convertible Securities or Stock Purchase Rights actually exercised.

                (ii)     No adjustment in the Option Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the then applicable Option Price; provided, however, that any adjustments that by reason of this Subsection 7(a)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Subsection 7(a)(ii) shall be made to the nearest cent.

                (iii)     This Subsection 7(a) shall not apply to the delivery of any of the warrants issued by the Corporation in August 2003 (the “Warrants”), the operation of the Warrants or the issuance of Shares pursuant to the Warrants.

        (b)     Adjustments in Case of Stock Split, Distributions, etc.

                (i)     Upon any adjustment of the Option Price of an Option as provided in this Subsection 7(b)(i) or (ii), the number of shares subject to a Participant’s Option shall thereafter be adjusted to that number (calculated to the nearest 1/100th of a share) obtained by multiplying the Option Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable under the Option in question immediately prior to such adjustment and dividing the product thereof by the Option Price resulting from such adjustment. If and whenever the Corporation subsequent to August 19, 2003:

(1) declares a dividend upon, or makes any distribution in respect of, any of its capital stock, payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights, or

(2) splits or otherwise subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(3) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Option Price shall be adjusted to that price determined by multiplying the Option Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of any such Convertible Securities issued in such dividend or distribution and exercises of any such Stock Purchase Rights issued in such dividend or distribution. No adjustment in the Option Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Option Price then in effect; provided, however, that any adjustments that by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Subsection 7(b) shall be made to the nearest cent.

                (ii)     If and whenever the Corporation subsequent to August 19, 2003 declares a dividend upon, or makes any distribution to all shareholders generally in respect of, any of its capital stock, payable in cash, evidences of indebtedness or assets, then the Option Price shall be adjusted to that price determined by multiplying the Option Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the Market Price on the record date for the determination of shareholders entitled to receive the payment less the then fair market value (as determined in good faith on a reasonable basis by the Board, which determination shall be conclusive) as of such record date of the cash, evidences of indebtedness or assets so paid with respect to one share of Common Stock and (B) the denominator of which shall be the Market Price per share of Common Stock as of such record date; provided, however, that if the then fair market value (as determined in good faith by the Board, which determination shall be conclusive) so paid with respect to one share of Common Stock is equal to or greater than the Option Price per share of Common Stock on the record date, then in lieu of the foregoing adjustment, adequate provision shall be made so that a Participant shall have the right to receive the cash, evidences of indebtedness or assets that such Participant would have been entitled to receive had the Option in question been exercised in full prior to the record date; and provided further that no adjustment shall be made if the Corporation issues or distributes to such Participant the cash, evidences of indebtedness or assets that such Participant would have been entitled to receive had the Option in question been exercised in full prior to the record date. No adjustment in the Option Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Option Price then in effect; provided, however, that any adjustments that by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Subsection 7(b)(ii) shall be made to the nearest cent.

                (iii)     If the terms of both this Subsection 7(b) and Subsection 7(c) would apply to a transaction, then the transaction will be subject to Subsection 7(c) and not this Subsection 7(b).

        (c)    Adjustment in Case of Consolidation, Merger or Reclassification.

                (i)     If and whenever subsequent to August 19, 2003 the Corporation shall effect (A) any reorganization or reclassification or recapitalization of the capital stock of the Corporation, (B) any consolidation or merger of the Corporation with or into another Person whether or not the Corporation is the surviving corporation, (C) any share exchange to which the Corporation is a party or (D) the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation (whether in one transaction or a series of transactions) as a result of which holders of Common Stock become entitled to receive any Shares or other securities and/or other assets of the Corporation, any of its subsidiaries or any other Person (including, without limitation, cash) with respect to or in exchange for Common Stock, there shall thereafter be deliverable upon the exercise of an Option (until the expiration of the Option in question), in lieu of the Option Shares theretofore deliverable, the highest number of Shares or other securities and/or other assets (including, without limitation, cash) that would have been deliverable to a Participant had the Option in question been exercised in full immediately prior to, and such Participant participated in, such reorganization, reclassification or recapitalization of capital stock, consolidation or merger, share exchange or sale and thereafter Subsection 7(a) shall no longer be of any force or effect. If the terms of both Subsection 7(b) and this Subsection 7(c) would apply to a transaction, then the transaction will be subject to this Subsection 7(c) and not Subsection 7(b).

                (ii)     The Corporation shall not consummate any transaction subject to Subsection 7(c)(i) unless each Person whose Shares, other securities or other assets will be issued, delivered or paid to the holders of the Common Stock (other than the Corporation), prior to or simultaneously with the consummation of the transaction, expressly assumes, by an Option supplement or other document in a form substantially similar hereto, executed and delivered to the Participant, the obligation to deliver to the Participant such Shares, other securities or other assets as, in accordance with the foregoing provisions of this Subsection 7(c), the Participant is entitled to purchase, and all other obligations and liabilities under the Option in question, including obligations and liabilities in respect of subsequent adjustments that are required under such Option.

                (iii)     The above provisions of this Subsection 7(c) shall similarly apply to successive reclassifications and changes of Option Shares and to successive consolidations, mergers, leases, sales or conveyances, with necessary changes being made and respective differences being taken into account.

        (d)    Adjustment in Case of Tender Offer. If the Corporation consummates a tender or exchange offer (other than an odd lot offer) to acquire Common Stock at a price per share in excess of the Market Price of a share of Common Stock on the day immediately following the day on which such tender or exchange offer expires, then the Option Price in effect immediately prior to the day on which such tender or exchange offer expires shall be adjusted to a price obtained by multiplying such Option Price by a fraction of which (i) the denominator shall be the Market Price on the day immediately prior to the day on which such tender or exchange offer expires and (ii) the numerator shall be the result of dividing (A) an amount equal to (1) the product of the number of shares of Common Stock outstanding and the Market Price of a share of Common Stock, in each case immediately prior to the day on which such tender or exchange offer expires, minus (2) the aggregate consideration paid by the Corporation in the tender or exchange offer, by (B) the number of shares of Common Stock outstanding immediately after the day on which such tender or exchange offer expires.

        (e)    Other Dilutive Event. If any event or occurrence shall occur that actually results in an adjustment under Section 11(a)(ii) or Section 13 of that certain Rights Agreement, dated February 14, 1996, as amended, between the Corporation and American Stock Transfer & Trust Company or corresponding provisions under similar stock purchase rights that the Corporation might authorize and issue in the future, and the provisions of this Section 7 are not strictly applicable, but as to which the failure to make any adjustment to the Option Price and/or the number of Shares or other securities or other assets subject to an Option or the Plan would adversely affect the purchase rights or value represented by the Option in question in accordance with the essential intent and principles of this Section 7, then the Corporation shall determine the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 7, necessary to preserve, without dilution, the purchase rights represented by such Option. If such determination involves or is based on a determination of the fair market value of any securities or other assets, then such determination shall be made by the Board acting in good faith and on a reasonable basis.

        (f)    Adjustment of Plan Reserve and Limits. If any event described in Subsections 7(a) through (c) or 7(e) results in an adjustment in the number of Option Shares subject to outstanding Options, then the number of shares of Common Stock reserved for issuance under Section 5 and the share limits described in Section 6(b) shall likewise be ratably adjusted.

        (g)    Anti-Dilution Provisions. After the later of (i) August 19, 2005 or (ii) the date the Corporation has achieved Financial Closing with respect to New Financing in the amount of at least $30 million, if, as of that date, the Corporation has issued or outstanding any Stock Purchase Rights or Convertible Securities or other securities (excluding any Options, the Warrants and the Corporation’s preferred stock purchase rights issued pursuant to that certain Rights Agreement, dated February 14, 1996, as amended, between the Corporation and American Stock Transfer & Trust Company and any similar stock purchase rights that the Corporation might authorize and issue in the future) containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth herein, then such provisions (or any more favorable portion thereof) shall be deemed to be incorporated in this Plan as if fully set forth herein and, to the extent inconsistent with any provision of this Plan, shall be deemed to be substituted therefor.

        8.     EFFECT ON OTHER PLANS

        All benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant’s estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. The Plan shall not be construed to affect in any way a Participant’s rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

        9.     TERM OF THE PLAN

        This Plan will terminate on the earliest to occur of: (a) August 21, 2013, (b) the date all shares of Common Stock reserved for issuance under the Plan are so issued, or (c) the date the Board terminates this Plan pursuant to the provisions of Subsection 10(i). Notwithstanding the foregoing, the authority of the Committee to administer and amend the Plan and any Option Agreements will extend beyond the date of the Plan’s termination.

        10.     GENERAL PROVISIONS

        (a)    No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation, its Affiliates, the Board or the Board of Directors of any Affiliate, or the Committee or Union shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any Participant without liability to the Corporation, its Affiliates, the Board or the Board of Directors of any Affiliate, or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

        (b)    Binding Effect. Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons. No member of the Board or Committee shall be liable for any action taken or determination made in good faith.

        (c)    Modification of Awards. Subject to the requirements of the Plan and any applicable collective bargaining requirements, the Committee may modify or amend any Option or waive any restrictions or conditions applicable to any Option or the exercise thereof, and the terms and conditions applicable to any Options may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under the Plan. Action may be taken under this Subsection 10(c) notwithstanding expiration of the Plan under Section 9.

        (d)    Inalienability of Benefits and Interest. Except as provided in Subsection 6(g), no benefit payable or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

        (e)    Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the internal laws of the state in which the Corporation is incorporated at the time of the question.

        (f)    Purchase of Common Stock. The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

        (g)    Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options shall be used for general corporate purposes.

        (h)    Withholding. As a condition to the exercise of an Option, the Participant is required to pay or otherwise satisfy all withholding taxes as required by law. At the sole discretion of the Committee, a Participant may elect to have any portion of the federal, state or local income tax withholding required with respect to an exercise of an Option satisfied by tendering to the Corporation shares of Common Stock that, in the absence of such an election, would have been issued to such Participant in connection with such exercise. In the event that the Market Price of the shares of Common Stock tendered to satisfy the withholding tax required with respect to an exercise (as determined on the date such shares are tendered) exceeds the amount of such tax, the excess of such market value over the amount of such tax shall be returned to the Participant, to the extent possible, in whole shares of Common Stock, and the remainder in cash. An election pursuant to this Subsection 10(h) shall be made in writing and signed by the Participant on such form as the Committee may prescribe. An election pursuant to this Subsection 10(h) is irrevocable. An Insider who exercises an Option may satisfy the income tax withholding due in respect of such exercise pursuant to this Subsection 10(h) only if the Insider also satisfies an exemption under Section 16(b) of the Exchange Act for such withholding.

        (i)    Amendments; Termination. Subject to any collective bargaining requirements, the Committee may amend this Plan, and the Board may terminate this Plan, at any time, subject to the following limitations:

                (i)     shareholders must approve any amendment of this Plan if the Committee determines such approval is required by: (A) the Exchange Act, (B) the Code, (C) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Common Stock is then traded, or (D) any other applicable law; and

                (ii)     shareholders must approve any of the following Plan amendments: (A) an amendment to increase the number of shares of Common Stock specified in Section 5 (except as permitted by Section 7); (B) an amendment to Subsection 6(o); or (C) an amendment to this Subsection 10(i).

        (j)    Survival of Options. Except as provided in Subsections 6(n) and 10(c), no amendment, alteration, discontinuance, suspension or termination of the Plan shall, without the consent of the Participant, adversely change any of the rights or obligations under any unexpired Options. Following termination of the Plan, all unexpired Options shall continue in force and effect except as they may lapse or be terminated by their own terms and conditions.

        (k)    Requirements of Law. The granting of Options and the issuance of shares under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Option Agreement, the Corporation has no liability to deliver any shares under this Plan unless such delivery would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

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